Exhibit 10.17

AMENDMENT TO PERSONAL EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) is entered into on February 18, 2025 by and between Dror Ortho-Design Ltd., reg. no. 513542274 (the “Company”) and Eliyahu Haddad, I.D. no. 328971973 (the “Employee”).

WHEREAS, the Company and the Employee have entered into that certain Personal Employment Agreement dated as of December 6, 2021, setting forth the terms and conditions of the Employee’s employment with the Company (“Employment Agreement”); and

WHEREAS, the Company and the Employee wish to revise certain provisions of the Employment Agreement to reflect the understandings between the parties with respect to the Employee’s employment with the Company, effective as of the Effective Date (as defined herein), as further provided in this Amendment.

NOW THEREFORE, the parties hereby agree to the following:

1.	Unless otherwise stated, capitalized terms in this Amendment shall have the meanings ascribed to them in the Employment Agreement.

2.

3.	This Amendment shall be effective retroactive to June 30, 2023 (the “Effective Date”).

4.	The terms of the Employment Agreement shall be amended in the following respects:

(a)	Salary – beginning as of the Effective Date, the Employee’s salary shall be increased to a yearly net salary of $US200,000.

(b)	Milestone Payments – the Employee shall receive a one-time payment upon achievement of the following milestones (subject to the determination of the Board of Directors of the Company that such milestones have been achieved):

-	$US 25,000 upon reaching a commercially available product.

-	$US 50,000 upon the Company having reached and maintained a market capitalization of $US100,000,000 for thirty (30) trading days.

(c)	Performance Based Option Grants – subject to the approval of the Board of Directors of Novint Technologies, Inc. (“Novint”), the adoption by Novint of an option plan, and the submission of such plan with the Israeli tax authorities, Employee shall be issued with options to purchase shares of Common Stock of Novint, as follows:

½%  of the outstanding share capital of Novint - at $100m valuation for thirty (30) trading days

½%  of the outstanding share capital of Novint - at $200m valuation for thirty (30) trading days

½% of the outstanding share capital of Novint – at $350m valuation for thirty (30) trading days

½%  of the outstanding share capital of Novint – at $500m valuation for thirty (30) trading days

5.	Except as specifically provided herein, this Amendment shall not derogate from or amend any provision of the Employment Agreement, and all terms and condition which are not expressly amended in this Amendment shall remain in full force and effect as determined in the Employment Agreement. In the event of any contradiction between the explicit provisions of this Amendment and the provisions of the Employment Agreement, the provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties have caused this Amendment to be effective as of the Effective Date.

DROR ORTHO-DESIGN LTD.		EMPLOYEE

Signature:		Signature:

/s/ Lee Haddad		/s/ Lee Haddad
Name:	Lee Haddad	Name:	Lee Haddad
Title:	Chief Executive Officer

Dror Ortho-Design, Ltd.

Board of Directors

As per Unanimous Written Consent

July 4, 2023